SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5) Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         -------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:
         -------------------------------------------------------

     3)  Filing Party:
         -------------------------------------------------------

     4)  Date Filed:
         -------------------------------------------------------

                                      IFF
                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
                              521 WEST 57TH STREET
                              NEW YORK, N.Y. 10019

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 8, 1997

     The Annual Meeting of Shareholders of International Flavors & Fragrances Inc., a New York corporation (hereinafter called the "Company"), will be held at the office of the Company, 521 West 57th Street, New York, New York, on Thursday, May 8, 1997, at 10 A.M., Eastern Daylight Saving Time, to elect 12 directors for the ensuing year, to act on a proposed new stock option plan, and to transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 25, 1997 will be entitled to notice of and to vote at the meeting.

     Admission to the meeting will be by ticket only. If you are a shareholder of record and plan to attend, please complete and return the ticket request card which is enclosed for such holders. If your shares are not registered in your own name and you plan to attend, please request a ticket by writing to the Office of the Secretary, International Flavors & Fragrances Inc., 521 West 57th Street, New York, New York 10019. Evidence of your ownership, which you can obtain from your bank or broker, must accompany your letter.

     IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 By Order of the Board of Directors,



                                                    Stephen A. Block
                                                           Secretary

March 27, 1997

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be used at the Annual Meeting of Shareholders of the Company to be held on May 8, 1997 at the principal executive office of the Company, 521 West 57th Street, New York, New York 10019. This proxy statement and the form of proxy will be sent to shareholders on or about March 27, 1997. In addition to solicitation by mail, proxies may be solicited personally, by telephone or by telegram. The Company has retained Corporate Investor Communications, Inc. to assist in such solicitation for a fee of $7,000. The cost of soliciting proxies will be borne by the Company.

     Any shareholder who signs and returns the enclosed form of proxy may revoke it at any time before it has been exercised, by a written instrument or by personal attendance at the meeting.

     The Company had outstanding at the close of business on December 31, 1996, 109,971,517 shares of Common Stock entitled to one vote per share. Only shareholders of record at the close of business on March 25, 1997 will be entitled to vote at the meeting.

                             ELECTION OF DIRECTORS

     At the meeting 12 directors will be elected in accordance with the By-laws of the Company, as amended, to serve for the ensuing year and until their successors are elected and shall qualify. Except as stated below, the shares of Common Stock represented by the proxies hereby solicited will be voted for the election of the 12 nominees whose names are listed below, all of whom are presently directors of the Company. Should any of such nominees be unable for good cause to serve (which is not now anticipated), it is intended that such shares will be voted for the balance of those named and for such substitute nominees as the Board may recommend.

     Where no qualifying note reference appears in the table below next to the number of shares beneficially owned, as defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the named director has sole voting and investment power over all such shares.

INFORMATION ABOUT NOMINEES


                                                                                                       SHARES OF           PER-
                                                                                                    COMPANY STOCK        CENTAGE
                                                                                                       BENEFICIALLY         OF
                                    PRINCIPAL OCCUPATION DURING                    YEAR FIRST         OWNED AS OF         SHARES
                                        LAST FIVE YEARS AND                         BECAME             DECEMBER 31,        OUT-
         NAME              AGE       OTHER DIRECTORSHIPS HELD                       DIRECTOR               1996          STANDING
         ----              ---      ---------------------------                     --------         ---------------     ----------
Margaret Hayes Adame ....  57    President, Fashion Group International,             1993                 2,000(1)          (2)
                                  an international trade organization,
                                  since 1993; Senior Vice-President, Saks
                                  Fifth Avenue, retailing, prior thereto;
                                  Director, North American Watch
                                  Corporation




Brian D. Chadbourne ..... 44    Senior Vice-President of the                         1997                     0             (2)
                                  Company since January 1997;
                                  Vice-President of the Company
                                  September-December 1996; President
                                  and Chief Executive Officer,
                                  Keebler Company, a baked goods
                                  manufacturer, a subsidiary of
                                  United Biscuits plc 1993-1996;
                                  Managing Director, United Biscuits
                                  plc prior thereto.



                                                                                                    SHARES OF            PER-
                                                                                                   COMPANY STOCK        CENTAGE
                                                                                                   BENEFICIALLY           OF
                                         PRINCIPAL OCCUPATION DURING            YEAR FIRST          OWNED AS OF         SHARES
                                             LAST FIVE YEARS AND                  BECAME            DECEMBER 31,          OUT-
         NAME                   AGE          OTHER DIRECTORSHIPS HELD            DIRECTOR              1996             STANDING
         ----                   ---         ---------------------------          --------          -------------       ----------


Robin Chandler Duke(3)(4) ..... 73     Chairman, Population Action                 1975             17,000(1)           (2)
                                        International, a not-for-profit
                                        organization; Director,
                                        American Home Products Corp.
                                        and River Bank

Richard M. Furlaud(4) ......... 73     Chairman of the Board of Trustees,          1990             54,250(1)           (2)
                                        The Rockefeller University, an
                                        institution of higher learning;
                                        Retired President, Bristol-Myers
                                        Squibb Company

Eugene P. Grisanti(5) ......... 67     Chairman of the Board and                   1979           1,540,647(1)(6)       1.4%
                                        President of the Company

Thomas H. Hoppel .............. 66     Vice-President and Chief Financial          1993              56,972(1)          (2)
                                        Officer of the Company

Herbert G. Reid(3) ............ 70     Retired; formerly Executive Vice-           1978              15,000(7)          (2)
                                        President and Director,
                                        Schlumberger Limited, oil field
                                        services and electronics

George Rowe, Jr.(3)(4) ........ 75     Attorney; member of the law firm            1994           9,325,428(1)(6)       8.5%
                                        of Fulton, Rowe, Hart & Coon

Stanley M. Rumbough, Jr. (4) .. 76     Investments and business                    1964              32,000(1)          (2)
                                        development; Director, CUC
                                        International Inc.

Henry P. van Ameringen ........ 66     President, van Ameringen                    1961           7,352,443(1)(6)       6.7%
                                        Foundation, Inc., a charitable
                                        foundation; formerly
                                        Vice-President, International
                                        Flavors & Fragrances (Europe)

Hendrik C. van Baaren ......... 57     Senior Vice-President of the                1991             68,564(1)           (2)
                                        Company

William D. Van Dyke, III ...... 65     Senior Vice-President, Smith                1973          7,837,458(1)(8)        7.1%
   (3)(4)                               Barney Inc., stockbrokers

------------

(1) Pursuant to Rule 13d-3 under the Exchange Act the number of shares of Common Stock of the Company beneficially owned by Messrs. Grisanti, Hoppel, and van Baaren and by non-employee directors includes (where applicable) shares which he or she has (or will have 60 days after such date) the right to acquire under stock options granted by the Company. The respective numbers of such shares are 151,921 for Mr. Grisanti, 18,889 for Mr. Hoppel, 50,666 for Mr. van Baaren, 12,000 for each of Ms. Duke and Messrs. Furlaud, Rumbough, van Ameringen and Van Dyke, and 1,000 for each of Ms. Adame and Mr. Rowe.

(2)  Less than .1%.

(3)  Member of Executive Committee.

(4)  Has held this position for more than the last five years.

(5)  Chairman of the Executive Committee.

(6) The numbers of shares of Common Stock of the Company beneficially owned by Messrs. Rowe, Grisanti and van Ameringen listed above, and the numbers of shares beneficially owned by Messrs. Rowe, van Ameringen and Henry G. Walter, Jr. listed in the table on page 15, include holdings of the following trusts and foundations. Messrs. Rowe, van Ameringen and Walter are the trustees of three trusts, and Messrs. Rowe and Walter are trustees under another trust established under the will of A. L. van Ameringen which hold 1,767,225 shares and 1,382,498 shares, respectively. Messrs. Rowe and van Ameringen are officers of the van Ameringen Foundation, Inc., which owns 1,626,131 shares. Messrs. Rowe, Walter and van Ameringen are three of the eight directors of that foundation. Messrs. Rowe and van Ameringen are co-executors of an estate holding 678,633 shares and Mr. Rowe is the executor of another estate holding 883,879 shares. Mr. Rowe is an officer of two other charitable foundations which own 1,267,614 shares. Messrs. Rowe, Grisanti and Walter are the directors of each of those two foundations. Messrs. Rowe and Walter are also trustees of eight trusts holding an aggregate of 794,364 shares. Messrs. Rowe and Walter are the trustees of one trust and two of three trustees of another trust holding an aggregate of 50,391 shares for the benefit of certain family members of Mr. Walter. Mr. Walter is one of two trustees of another trust for the benefit of a family member holding 3,744 shares. Mr. Rowe is sole trustee of a trust holding 750 shares and is one of three trustees of another trust holding 4,000 shares and Mr. Walter is one of two trustees of another trust holding 2,907 shares. Messrs. Rowe, Walter and van Ameringen are trustees of three additional trusts each holding 285,981 shares. Mr. van Ameringen is also a trustee of a charitable trust holding 537,974 shares. The number of shares beneficially owned by Mr. Grisanti listed above includes 273,033 shares with respect to which he has sole voting and investment power and 1,267,614 shares with respect to which he has shared voting and investment power. The number of shares with respect to which Messrs. Rowe and van Ameringen have sole voting and investment power and shared voting and investment power is set forth in the table on page 15.

(7) All of the shares beneficially owned by Mr. Reid listed above are shares over which he has shared voting and investment power.

(8) The number of shares beneficially owned by Mr. Van Dyke listed above includes 12,957 shares with respect to which he has sole voting and investment power and 7,824,501 shares over which he has shared voting and investment power, including the holdings of the trust referred to in footnote 2 on page 15, three other trusts and a foundation. Such number does not include the beneficial interest of Mr. Van Dyke's wife in 129,426 shares owned directly by her. Mr. Van Dyke disclaims any beneficial interest in any such shares.

     All of the above nominees except Mr. Chadbourne were elected by the shareholders at the 1996 annual meeting. Mr. Chadbourne was elected a director effective January 1, 1997. During 1996 the Board of Directors held six meetings. The Company has an Audit Committee which held two meetings and a Stock Option and Compensation Committee which held four meetings in 1996. The Audit Committee, consisting of Messrs. Furlaud, Reid and Van Dyke, oversees the financial operations of the Company and the Company's relationship with its independent accountants. The Stock Option and Compensation Committee, consisting of Messrs. Furlaud, Rumbough and Van Dyke, oversees the Company's various compensation arrangements, determines the stock options to be granted to employees under the Company's stock option plans and the executive bonuses to be granted under the Company's executive bonus plans, and makes recommendations to the Board as to the salaries to be paid to the executive officers of the Company. The Company does not have a nominating committee.

     The Company has amended its By-laws to provide that each director whose service on the Board begins on or after January 1, 1997 must retire effective as of the Annual Meeting of Shareholders following the year in which his or her 72nd birthday occurs. Each director serving on December 31, 1996 must retire effective as of the Annual Meeting of Shareholders following the year in which his or her 78th birthday occurs.

                            I. SUMMARY COMPENSATION

     The following table sets forth information in respect of the compensation of the Chairman and President and each of the other four most highly compensated executive officers of the Company for 1994, 1995 and 1996.


                                                                                      LONG TERM
                                                                                    COMPENSATION
                                                             ANNUAL COMPENSATION       AWARDS
                                                           ----------------------   -------------
           (A)                                   (B)          (C)           (D)           (E)            (F)
                                                                                      SECURITIES      ALL OTHER
        NAME AND                                                                      UNDERLYING       COMPEN-
        PRINCIPAL                                           SALARY         BONUS        OPTIONS        SATION
        POSITION                                YEAR          ($)         ($)(1)          (#)         ($)(2)(3)
        ---------                               ----        ------        -------      ---------      ---------
Eugene P. Grisanti ..........................   1996       $890,000       $222,500       40,000        $36,636
 Chairman of the Board                          1995        850,000        425,000       75,000         34,287
 and President                                  1994        770,000        385,000       75,000         30,324
Hugh R. Kirkpatrick .........................   1996        486,982        118,750       25,000         16,730
 Senior Vice-President                          1995        453,102        176,000       50,000         15,382
 and Director                                   1994        410,338        200,000       50,000         13,790
Hendrik C. van Baaren .......................   1996        481,077        116,250       35,000         15,786
 Senior Vice-President                          1995        440,263        255,000       50,000         14,362
 and Director                                   1994        397,505        192,500       50,000         12,839
Rudolf Merz .................................   1996        348,100         87,025       10,000             --
 Vice-President                                 1995        351,500        139,770       15,000             --
                                                1994        297,000        120,000       15,000             --
Thomas H. Hoppel ............................   1996        310,290         75,000       20,000         11,911
 Vice-President, Chief Financial Officer        1995        286,049        137,500       35,000         10,769
 and Director                                   1994        260,057        125,000       35,000          9,499


-----------

(1)  Under the Company's Management Incentive Compensation Plan.

(2) For the year 1996, the following amounts were paid or set aside by the Company in respect of individual officers listed in the above compensation table under the Company's Retirement Investment Fund Plan, a defined contribution plan, and the Company's unfunded Supplemental Retirement Investment Plan: Mr. Grisanti, $26,723, Mr. Kirkpatrick, $14,273, Mr. van Baaren, $13,973 and Mr. Hoppel, $9,023.

(3) For the year 1996, the following amounts were imputed under the tax law as compensation to the executive officers listed in the above compensation table in consideration of life insurance coverage of such persons under the Company's Executive Death Benefit Program: Mr. Grisanti, $9,913, Mr. Kirkpatrick, $2,457, Mr. van Baaren, $1,813 and Mr. Hoppel, $2,888. No participant in such Program has or will have any interest in the cash surrender value of the underlying insurance policies.

                           II. OPTION GRANTS IN 1996

     The following table shows all grants of options in 1996 to the executive officers named in the Summary Compensation table. The Company's option plans do not provide for the grant of stock appreciation rights (SARs).


                                INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------
        (A)                          (B)               (C)           (D)            (E)               (F)
                                   NUMBER          % OF TOTAL
                                  OF SHARES          OPTIONS
                                 UNDERLYING        GRANTED TO     EXERCISE
                                   OPTIONS          EMPLOYEES      OR BASE
                                   GRANTED          IN FISCAL       PRICE       EXPIRATION    GRANT DATE PRESENT
       NAME                        (#) (1)            YEAR        ($/SH)(2)        DATE          VALUE ($)(3)
       ----                       ---------         ---------     ---------     -----------   -------------------
E. P. Grisanti .................    40,000             6.5         48.125         5/9/06           $555,600
H. R. Kirkpatrick ..............    25,000             4.1         48.125         5/9/06            347,250
H. C. van Baaren ...............    35,000             5.7         48.125         5/9/06            486,150
R. Merz ........................    10,000             1.6         48.125         5/9/06            138,900
T. H. Hoppel ...................    20,000             3.2         48.125         5/9/06            277,800

-----------

(1) All options were granted on May 9, 1996. Such options become exercisable in three equal installments 24, 36 and 48 months, respectively, after the date of grant.

(2)  All options were granted at the market price on the date of grant.

(3) The Company used the Black-Scholes model of option valuation to determine grant date present value. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility, future dividend yield and the time of exercise. For these reasons, the Company does not agree that the Black-Scholes model can properly determine the value of an option. The assumptions used by the Company are as follows: a grant date stock price and an exercise price of $48.125 per share; an option term of 10 years; a stock price volatility based on the calendar year closing prices of the Company's Common Stock (plus dividends) for the period December 31, 1986 through December 31, 1996; a dividend yield of 2.7% (the average dividend yield for the 12-month period ending May 31, 1996, calculated by dividing the dividends paid during the one-year period prior to the option grant by the grant date stock price); and a risk-free interest rate of 7.08% (the yield on the date of grant on the U.S. Government Zero Coupon Bond with a maturity closest to the option term).

     III. OPTIONS EXERCISED IN 1996 AND OPTION VALUES AT DECEMBER 31, 1996

     The following table provides information as to options exercised in 1996 by each of the executive officers named in the Summary Compensation table and the value of options held by such executive officers at December 31, 1996 measured in terms of the closing price of the Common Stock in consolidated trading on December 31, 1996.


        (A)                                (B)               (C)              (D)                   (E)
                                                                           NUMBER OF       VALUE OF UNEXERCISED
                                                                          SECURITIES           IN-THE-MONEY
                                                                          UNDERLYING            OPTIONS AT
                                                                          UNEXERCISED            FY-END($)
                                                                          OPTIONS AT
                                                                          FY-END (#)
                                     SHARES ACQUIRED   VALUE REALIZED    EXERCISABLE/          EXERCISABLE/
       NAME                          ON EXERCISE (#)         ($)         UNEXERCISABLE         UNEXERCISABLE
       ----                          ---------------   ---------------   -------------        -----------------

E. P. Grisanti .....................        --                 --       126,921/195,000       1,848,561/669,750
H. R. Kirkpatrick ..................     17,200            248,088       49,466/128,334         438,306/475,806
H. C. van Baaren ...................     62,000            906,820       33,666/135,334         299,424/449,436
R. Merz ............................     15,000            442,350       40,000/42,000          455,865/151,530
T. H. Hoppel .......................     36,777            517,336        8,889/88,334           80,001/297,906


DIRECTORS' COMPENSATION

     Directors who are not employees of the Company receive an annual retainer of $15,000 and a fee of $750 for each meeting of the Board or committee attended, except that when a committee meeting is held on the date of a Board meeting a fee of only $500 is paid. Through 1999, on the date of the annual meeting of shareholders, such directors also receive automatic annual stock option grants of 3,000 shares of Common Stock under the Company's 1990 Stock Option Plan for Non-Employee Directors. On May 9, 1996, each non-employee director received an option for 3,000 shares at $48.125 per share.

     The Company has established a Directors' Deferred Compensation Plan under which directors may defer all or a portion of their cash compensation until retirement or another specified date. Deferred amounts credited to a director's plan account earn interest at the interest rates applicable from time to time to deferred compensation awards under the Company's Management Incentive Compensation Plan.

     As part of its overall program of charitable contributions, the Company has established the Director Charitable Contribution Program. Under the Program, the Company has purchased life insurance policies on the lives of participating directors and is the owner and sole beneficiary of the policies. After the death of a covered director, the Company will donate $500,000 to one or more qualifying charitable organizations designated by the director and $500,000 to The IFF Foundation. Individual directors derive no financial benefit from the Program since all deductions relating to the contributions accrue solely to the Company. The Program should have no long-term cost to the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
 CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. Grisanti is employed under a contract dated as of January 1, 1997 as an executive at a salary of $930,000 per annum unless the Board shall have fixed a higher salary, for the period (the "executive period") which commenced on January 1, 1997 and which may be terminated at any time thereafter with or without cause, by either the Company or Mr. Grisanti on written notice to the other. If the contract is not terminated on or before December 31, 2001, it will expire on that date. Under the contract Mr. Grisanti may share, as determined by the Board, in any incentive compensation, bonus, stock option or other employee benefit plans, programs or policies of the Company. The contract provides that, after termination of the executive period, Mr. Grisanti will serve part-time in a consulting capacity for a period of ten years. During that consulting period, Mr. Grisanti will receive an annual fee of $150,000 per year.

     Mr. Grisanti was granted an award of 250,000 shares of restricted stock under the contract, effective January 1, 1997. Because the shares are "restricted", they may not be sold, pledged or otherwise transferred until the applicable restriction period on a given installment of the award has lapsed. The restriction period extends to February 28, 1998 with respect to one-fifth of the shares covered by the award and to each succeeding February 28 through and including February 28, 2002 with respect to each additional one-fifth of such shares. Mr. Grisanti has the right to vote the shares of, and receive dividends on, the restricted stock. All or a portion of the shares are subject to forfeiture under certain circumstances, including termination by either party, with or without cause, of Mr. Grisanti's employment, and the failure of the Company to attain either of the alternative performance goals either for an installment period or subsequently during the term of the contract.

     Each installment of the award is subject to the attainment of one of two alternative performance goals, one based on the Company's net income and the other on its return on equity. If a performance goal is not attained for an installment period under either alternative, the shares awarded with respect to that installment period will remain held in custody until the end of a succeeding installment period, and the performance goal for the former installment period or periods as well as for the latter installment period will be deemed attained if either performance goal is attained for the combined former and any later installment period or periods. Notwithstanding the foregoing, a performance goal for any installment period will be deemed attained if the performance goal is attained for the combined first installment period and all subsequent installment periods. If a performance goal for any installment period is not attained as provided above, that installment of the award will be forfeited. In order to maintain the deductibility under Section 162(m) of the Internal Revenue Code of the amount of the award, any amendment which would change either alternative performance goal, or the maximum award payable, is subject to shareholder approval.

     Hugh R. Kirkpatrick has decided to retire from the employ of the Company. In connection therewith, the Company has entered into an agreement with Mr. Kirkpatrick, dated as of July 22, 1996. Pursuant to that agreement, Mr. Kirkpatrick resigned as Senior Vice-President and President, Fragrance Division, and as a Director of the Company on December 31, 1996. He will continue as an employee until January 1, 1998 at his 1996 annual salary of $475,000, but will receive no incentive compensation in respect of 1997. On January 1, 1998, Mr. Kirkpatrick will retire. For 1998, in lieu of his pension Mr. Kirkpatrick will receive salary continuation payments aggregating $475,000. Commencing January 1, 1999, in addition to his pension under the Company's retirement plans Mr. Kirkpatrick will receive a supplemental payment in an amount equal to the difference between what his pension would have been had his retirement date been January 1, 1999 and the pension to which he will be actuarially entitled as of January 1, 1998. The agreement also provides that Mr. Kirkpatrick will not directly or indirectly be employed by, or be a consultant to, any competitor of the Company until January 1, 2001.

     The Board approved, and the Company has entered into agreements (the "Agreements") with 16 of its present executives, including the executive officers listed in the above compensation table. The Agreements provide that if, within three years of a "change of control", as defined below, an Executive is involuntarily terminated from employment by the Company or resigns following a substantial diminution in his duties, responsibilities or status or change in workplace or a decrease in his compensation of 10% or more, in each case which is not corrected following notice of objection by the executive, the executive will be entitled to receive a lump sum payment in an amount equal to the sum of: (i) three times the higher of (a) his previous compensation for the calendar year prior to the year in which the change in control occurred or (b) the compensation for the calendar year prior to the year of termination, in each case including awards under the Company's Management Incentive Compensation Plan, provided that such payment will not exceed three times the Executive's "base amount" allocable to such payment pursuant to Section 280 G of the Internal Revenue Code, (ii) all unpaid compensation under the Company's Management Incentive Compensation Plan or any other compensation plan of the Company, payment of which has been deferred including interest or other investment return thereon and (iii) for each share of Common Stock of the Company subject to any option held by the executive, whether or not such option is then exercisable, an amount equal to the difference between the exercise price thereof and a price equal to the highest of (a) the market price on the New York Stock Exchange at the close of business on the effective day of termination, (b) the price contained in any published tender offer made within one year before or after the date of change in control,
(c) the price contained in any merger or acquisition agreement entered into by the Company and any third party within one year before or after the date of change in control, or (d) the market price on the New York Stock Exchange on the date of change in control, and, upon such payment, such option shall be deemed cancelled and annulled. The Agreements also provide for a three-year continuation of certain benefits under the Company's Pension Plan, Retirement Investment Fund Plan and any supplemental pension provided by the Company. However, if any payments to the executive, whether under the Agreement or otherwise, would be subject to the "golden parachute" excise tax under Section 4999 of the Internal Revenue Code, as amended, the payment to the executive above will be reduced by the amount necessary to avoid the incurrence of such excise tax. Under the Agreements a "change of control" means the earlier to occur of the following events: (i) when any person, corporation, partnership, association, trust or other entity, or any "group," as defined in Section 13(d)(3) of the Exchange Act, becomes the "beneficial owner," as defined in Rule 13d-3 thereunder, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; or (ii) when persons not nominated by the Board of Directors in the Company's most recent proxy statement constitute a majority of the members of the Board.

PENSION PLANS

     All of the individuals named in the compensation table on page 5 except Mr. Merz are participants in the Company's Pension Plan, a defined benefit plan, under which the Company makes periodic payments computed on an actuarial basis providing for fixed benefits for members in the event of retirement at age 65 (normal retirement date contemplated by the Plan). Mr. Merz is a participant in the pension plan of the Company's Swiss subsidiary. Benefits under the Pension Plan are calculated with respect to a five-year average of participating employees' covered compensation (base salary or wage plus cash bonus), subject to an offset for amounts received as Social Security benefits for service after November 30, 1979. The table below indicates, for purposes of illustration, the approximate amounts of annual retirement income (subject to the above Social Security offset and without taking into account any limitations under the Internal Revenue Code) that would have been payable upon retirement at December 1, 1996 on a straight life basis under various assumptions as to salary and years of service to employees in higher salary classifications who participate in the Pension Plan. Messrs. Grisanti, Kirkpatrick, van Baaren and Hoppel have 36, 35, 20 and 36 years of service, respectively under the Pension Plan, which does not include service with foreign subsidiaries. To the extent that the amounts of annual retirement income exceed the maximum benefit limitations, including limitations under Section 415 of the Internal Revenue Code, such amounts are payable in the same form and manner under the Company's unfunded Supplemental Retirement Plan adopted on October 29, 1986, effective January 1, 1987. Mr. van Baaren, who is not a United States citizen, has significant amounts of service with foreign subsidiaries of the Company not covered by the Company's Pension Plan as a result of which he participates in a separate unfunded arrangement, providing supplemental pension benefits. Under that arrangement certain employees who serve in foreign countries other than the countries of which they are nationals receive at age 65 additional pension benefits to the extent that the aggregate of the amounts payable by law or under the pension plans of the Company and its subsidiaries are less than the amount payable under this arrangement. As of December 31, 1996, Mr. van Baaren is entitled to an annual benefit under this arrangement currently estimated to be approximately $37,248. No other named executive officer participates in this arrangement.


                                                       ESTIMATED ANNUAL PENSION
                                                    FOR SPECIFIED YEARS OF SERVICE
                                 -------------------------------------------------------------------
         AVERAGE
      COMPENSATION                   15         20          25         30         35           40
      ------------                   --         --          --         --         --           --
      $  400,000 ..............  $104,652    $130,918    $151,438   $171,958    $192,478    $212,998
         500,000...............   130,815     163,647     189,297    214,947     240,597     266,247
         600,000 ..............   156,978     196,376     227,156    257,936     288,716     319,496
         700,000 ..............   183,141     229,106     265,016    300,926     336,836     372,746
         800,000 ..............   209,304     261,835     302,875    343,915     384,955     425,995
         900,000 ..............   235,467     294,565     340,735    386,905     433,075     479,245
       1,000,000 ..............   261,630     327,294     378,594    429,894     481,194     532,494
       1,100,000 ..............   287,793     360,023     416,453    472,883     529,313     585,743
       1,200,000 ..............   313,956     392,753     454,313    515,873     577,433     638,993
       1,300,000 ..............   340,119     425,482     492,172    558,862     625,552     692,242
       1,400,000 ..............   366,282     458,212     530,032    601,852     673,672     745,492


                                 REPORT OF THE
                    STOCK OPTION AND COMPENSATION COMMITTEE*

     The Stock Option and Compensation Committee of the Board of Directors (the "Committee") (all of the members of which are "outside directors" as that term is defined in Section 162(m) of the Internal Revenue Code (the "Code")) is responsible for setting and administering the policies which govern the annual compensation paid to the executive officers, including the chief executive officer.

     The Committee recommends, for approval by the Board, the annual salaries of such officers, makes awards under the Management Incentive Compensation Plan (the "MICP"), grants stock options under the Company's stock option plans and determines the form and amount of compensation to be given to the President, who is the chief executive officer.

COMPENSATION POLICIES

     The Company's executive compensation policies are based on several criteria including, but not limited to, the goals established by the Company, the performance of the executive in accomplishing them, the performance of the Company itself, and finally, the competitive realities relating to the compensation required to secure the services and motivational commitment of the executive involved. Among other factors, the Committee takes into consideration the Company's sales and earnings, the return on equity and the performance of the Company's stock. The Committee is generally familiar with and also takes into consideration the sales, earnings and return on equity, as well as the performance of the stock, of other comparable companies. Those companies include companies which were selected on the basis of their lines of business set forth on the Performance Graph on page 14, but they also include companies in other lines of business as competition for executives extends beyond the Company's line of business. The Committee has not made an analysis of the compensation practices of other companies (which include non-public companies with which the Company competes for executives) but the Committee is generally familiar with the compensation practices of other companies and believes that the Company's compensation practices including both the type and amount of compensation paid to its executive officers are fair and appropriate under the circumstances.

     The Company, in general, intends to structure executive compensation to be deductible under Section 162(m) of the Internal Revenue Code. To that end, the structure and administration of the Company's proposed 1997 Employee Stock Option Plan (the "1997 Plan") has been designed to meet the deductibility requirements of Section 162(m), and is being submitted for shareholder approval at the May 8, 1997 Annual Meeting of Shareholders. For a detailed description of the 1997 Plan, see "Proposed 1997 Employee Stock Option Plan" at page 16. The Company also believes, however, that, under some circumstances, such as to attract or retain key executives or to recognize outstanding performance, it may be in the best interests of the Company and its shareholders to pay executive compensation in excess of that which may be deductible.

     The three basic components of the Company's executive compensation in 1996 were annual salaries, stock options and incentive compensation.

---------

* The report of the Stock Option and Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SALARIES

     The annual salaries for executive officers for the following fiscal year are usually recommended by the Committee and approved by the Board in December. Recommendations for the annual salaries for the officers other than the President are made by the President to the Committee, based on his firsthand knowledge of the contribution of each executive officer to his respective area of concentration. The Committee also reviews financial and other data reflecting the performance of the various executives' areas of responsibility and how such areas of responsibility contributed to the Company's overall performance, but there is no precise test or formula by which the recommended salary is related to performance. Rather than follow such a rigid standard, the Committee believes that the Company's interests are best served by having a flexible compensation policy that gives the Committee the leeway to fix compensation after considering the factors enumerated above and evaluating such factors as each situation requires.

     The annual salary recommendation for the President is determined separately by the Committee after reviewing the overall results of the Company during the prior year taking into account economic conditions. For 1996, the President had an employment contract with the Company under which he was to receive a salary of $600,000 unless the Company's Board of Directors fixed a higher salary. Commencing in 1997 the President is employed under a new contract (the "New Contract"). For a summary of the terms of the New Contract see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 7. It has been the Board's practice to have the Committee review all executive officers' salaries, including the President's salary, on an annual basis and make recommendations with respect to such salaries to the Board. Although consideration is given by the Committee to previous compensation in past years, the determination of the annual salary increase of the President as well as the other officers is based primarily upon events occurring during the past year including the Company's sales and earnings, the return on equity, the performance of the Company's stock, inflation and cost of living factors. While again not employing a precise test or formula with respect to the President's performance, the Committee in granting in December 1995 the President's salary increase effective January 1, 1996 took into account the factors stated above with respect to other executive officers and found that such factors fully justified the President's salary increase.

STOCK OPTIONS

     Stock options have long been a significant part of the long-term incentives awarded by the Company to its officers and its employees. Such plans have been successful in motivating the officers consistently to promote long-term shareholder value. Stock options, which return no monetary value to the recipient unless the shareholders as a whole also benefit from an increase in the stock price, have been a particularly effective means of promoting shareholder value and of attracting and retaining the services of qualified officers of the Company.

     The selection of the executive officers of the Company other than the President for participation in the plans as well as the timing, pricing and the number of shares covered by individual options, are determined by the Committee, after considering the recommendations of the President and applying the above criteria, as well as taking into account options previously granted. As in the case of salaries, the Committee does not use a precise test or formula of corporate performance in determining either the timing or number of shares to be granted. The granting of stock options to the President is considered separately by the Committee applying the above policy guidelines taking into account options and restricted stock previously granted. Recognizing the President's contribution to the Company's overall performance in the past, the Committee made the 1996 option grant to the President in order to motivate him to continue in his efforts of improving the Company's performance. Without such an improvement as reflected in increased shareholder value, the option will have no value.

INCENTIVE COMPENSATION

     Under the MICP as amended in 1995, the amount of bonus paid to the executive officers of the Company is determined from year to year. All of the Company's executive officers participate in the MICP. Under the MICP, the incentive compensation of those selected for participation by the Committee for each year is paid from an incentive fund for such year, the existence and amount of which is subject to a performance goal, specified in the MICP, equal to 10% of the amount by which the pretax consolidated earnings of the Company for such year exceed the sum of 20% of net capital (defined as the average of the amounts of the Company's consolidated capital and surplus at the beginning and end of such year) for such year, provided that the fund may not exceed for any year 10% of the amount of cash dividends paid by the Company in such year. No award to any participant may exceed the lesser of 15% of the incentive fund or 100% of his annual rate of salary. The Committee may exercise negative discretion to reduce the maximum award to any participant. Under regulations adopted by the Committee pursuant to the MICP, awards are payable in cash either currently in a lump sum or in installments that may be deferred in various ways. Under the MICP the Committee, following the criteria set forth above, and after the year-end results have been certified by the Company's independent public accountants, determines whether the MICP's performance goal has been met and, if it has been, so certifies. The Committee then allocates the incentive fund, or such portion thereof as the Committee has determined, to the participants and designates the manner in which awards are to be paid. For 1996, the performance goal was satisfied and the Committee so certified. With respect to 1996 incentive compensation under the MICP, the Committee did not use a precise test or formula in determining whether to reduce the maximum award to the executive officers including the President. The Committee considered both the President's performance and the results achieved by the Company in 1996 in determining the award for that year given to the President under the MICP.

THE PROPOSED 1997 EMPLOYEE STOCK OPTION PLAN

     The Committee has recommended, and the Board has approved, subject to shareholder approval, the 1997 Plan. Like previous Company stock option plans, the 1997 Plan permits the Committee to grant both incentive and non-qualified stock options. For a detailed description of the 1997 Plan, see "Proposed 1997 Employee Stock Option Plan" at page 16. Continuing the Company's policy of using stock options as long term incentive compensation will enable the Company to continue to be competitive in attracting and retaining executives; to provide incentives to its executives in their efforts to continue to improve the Company's sales, profitability and return to shareholders; and to have flexibility in rewarding outstanding performance.

     In summary, the Company has an appropriate and competitive compensation program, which is designed to promote shareholder value and attract and retain qualified executives. The Company's compensation soundly balances base salary, bonus based on annual performance and the use of long-term incentives.

                                        William D. Van Dyke, III, Chairman
                                        Richard M. Furlaud
                                        Stanley M. Rumbough, Jr.

                    Comparisons of Total Cumulative Return*
                    Five Year Period Ending December 31, 1996

     (The following tabular information is a description, pursuant to Rule 304 of Regulation S-T, of a graph contained in the paper format of this Proxy Statement being sent to Shareowners.)

                      IFF            S&P         Peer Group
                       1              2              3
                     ------         ------       -----------
      1991           100            100            100
      1992           108.78         107.61         101.17
      1993           116.97         118.41         100.97
      1994           146.69         120.01         101.11
      1995           156.18         164.95         128.48
      1996           150.86         202.73         156.33


                    Ten Year Period Ending December 31, 1996

     (The following tabular information is a description, pursuant to Rule 304 of Regulation S-T, of a graph contained in the paper format of this Proxy Statement being sent to Shareowners.)

                     IFF            S&P         Peer Group
                      1              2              3
                    ------         ------       -----------

     1986           100            100            100
     1987           122.23         105.18         104.47
     1988           140.65         122.53         124.17
     1989           199.77         161.24         157.51
     1990           227.03         156.22         161.29
     1991           322.45         203.60         221.98
     1992           350.79         219.09         224.58
     1993           377.18         241.08         224.14
     1994           472.99         244.35         224.44
     1995           503.60         335.85         285.18
     1996           486.45         412.76         347.02

----------

(1) Total return assumes that the value of an investment in the Company's common stock and each index was $100 on December 31, 1991 and December 31, 1986, respectively, and that all dividends were reinvested.

(2) The Peer Group consists of the following companies: Alberto Culver Company, Avon Products, Inc., Block Drug Co., Inc., Church & Dwight Co., Inc., Ecolab Inc., Ethyl Corp., W.R. Grace & Co., Hershey Foods Corp., McCormick & Company, Inc., Morton International, Inc., NCH Corp., Nalco Chemical Company, The Quaker Oats Company, Ralston Purina Company, Tambrands Inc., and Wm. Wrigley Jr. Company. The performance of the Peer Group is weighted based on market capitalization. For years ending in December 31, 1994 and earlier, Borden, Inc. was included in the Peer Group but was omitted for the years ended December 31, 1995 and December 31, 1996 since, in light of its acquisition by Kohlberg Kravis Roberts & Co., it is no longer a separate reporting entity. Helene Curtis Industries, Inc. was included in the Peer Group, but was omitted for the year ended December 31, 1996 since, in light of its acquisition by Unilever United States, Inc., it is no longer a separate reporting entity.

* The Comparisons of Five Year and Ten Year Cumulative Total Return shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Stock Option and Compensation Committee of the Board of Directors consists of Messrs. Furlaud, Rumbough and Van Dyke. Mr. Van Dyke is Senior Vice-President of Smith Barney Inc. which has received commissions for brokerage services performed in connection with securities transactions on behalf of the Company and its retirement plans.

STOCK OWNERSHIP

         The following is a tabulation as of December 31, 1996 of those shareholders of the Company who own beneficially in excess of 5% of the Company's Common Stock determined in accordance with Rule 13d-3 under the Exchange Act.

                                                          AMOUNT AND NATURE OF
                                                          BENEFICIAL OWNERSHIP
                                                  ---------------------------------------
      TITLE                                         SOLE VOTING             SHARED VOTING           PERCENT
       OF      NAME AND ADDRESS                         AND                      AND                  OF
      CLASS   OF BENEFICIAL OWNER                 INVESTMENT POWER         INVESTMENT POWER          CLASS
      -----   -------------------                 ----------------        ------------------        --------
      Common   George Rowe, Jr. .................    12,750 shares        9,312,678 shares(1)         8.5%
        Stock  One Rockefeller Plaza
               New York, N.Y. 10020

      Common   State Farm Mutual Automobile
        Stock   Insurance Company and
                related entities ................ 6,999,100 shares                0 shares            6.4%
               One State Farm Plaza
               Bloomington, Ill. 61701

      Common   Henry van Ameringen .............. 2,422,511 shares        4,929,932 shares(1)         6.7%
        Stock  509 Madison Avenue
               New York, N.Y. 10022

      Common   Trust, c/o J.P. Morgan
        Stock   Florida, FSB ....................         0 shares        5,993,727 shares(2)         5.5%
               109 Royal Palm Way
               Palm Beach, Florida 33480

      Common   Henry G. Walter, Jr. (3) .........   344,669 shares        7,752,817 shares(1)         7.4%
        Stock  509 Madison Avenue
               New York, N.Y. 10022

----------

(1)  See Note 7 on page 4.

(2) Held of record by CEDE & Co. as nominee for a trust of which Mr. and Mrs. William D. Van Dyke, III and J. P. Morgan Florida, FSB are co-trustees, who should be considered the beneficial owners of such shares with shared voting and investment power. Mrs. Van Dyke is also beneficial owner of 129,426 shares in which she has sole voting and investment power and 1,830,774 shares over which she has shared voting and investment power. See footnote 9 on page 4 for additional shares beneficially owned by Mr. Van Dyke. J. P. Morgan and related entities also beneficially own 881,512 shares over which they have sole voting power and 1,580,668 shares over which they have sole investment power, and 25,485 shares over which they have shared voting power and 50,379 shares over which they have shared investment power.

(3) The number of shares beneficially owned by Mr. Walter listed above does not include the beneficial interest of Mr. Walter's wife in 18,016 shares owned directly by her. Mr. Walter disclaims any beneficial interest in any such shares.

         As of December 31, 1996 the officers and directors of the Company (23 persons) and Mr. Merz beneficially owned in the aggregate shares of the Company's Common Stock as set forth below:

                                                                                AMOUNT OF                PERCENT
        TITLE OF CLASS                              NAME                 BENEFICIAL OWNERSHIP(1)(2)      OF CLASS
        --------------                              ----                 --------------------------      --------
         Common Stock .......... All directors and officers as a group ...      20,388,872                 18.5%
         Common Stock .......... R. Merz .................................          49,000                     (3)

----------
(1) Includes 509,946 shares of Common Stock which the directors and officers of the Company have (or will have as of 60 days after such date) the right to acquire under stock options granted by the Company.

(2) Adjusted to eliminate duplicate holdings of the same shares by two or more officers and directors. Except for the shares included in footnotes 7, 8 and 9 on page 4, the remaining shares listed as beneficially owned by all directors and officers in the aggregate are subject to the sole voting and investment power of the individual directors or officers whose shares are included in such number.

(3)  Less than .1%.

SHAREHOLDER PROPOSALS

         Any shareholder proposal intended to be presented at the next Annual Meeting of Shareholders must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy with respect to that meeting by November 26, 1997.

ADDITIONAL INFORMATION

         The Company has selected Price Waterhouse LLP to be its principal independent accountants for 1997. Representatives of Price Waterhouse LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         The Company paid to Messrs. Fulton, Rowe, Hart & Coon, of which Mr. Rowe, a director of the Company, is a member, $270,800 for legal services in 1996.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         In 1996, Mr. Chadbourne did not file on a timely basis one report required by Section 16 of the Exchange Act relating to his appointment as an officer of the Company, each of Stuart R. Maconochie, an officer of the Company, and Mr. Merz did not file on a timely basis one report required by Section 16 of the Exchange Act relating to a transaction in Company stock, and a report required by Section 16 of the Exchange Act reflecting Mr. van Ameringen's succession as co-trustee of a family trust was not filed on a timely basis.

                    PROPOSED 1997 EMPLOYEE STOCK OPTION PLAN

         The Company's Employee Stock Option Plan of 1992, which was adopted on February 11, 1992, was approved by the shareholders on May 14, 1992 (the "1992 Plan") . As of December 31, 1996, only 85,248 shares of Common Stock of the Company remain available under the 1992 Plan for the granting of options.

         The Board believes that the 1992 and earlier Plans have fulfilled their purpose and were of significant benefit to the Company and its shareholders. In view of the Board's experience under these Plans and its continued belief that stock options play an important role in securing and retaining the services of key personnel and encouraging such personnel to make greater efforts on behalf of the Company, on February 11, 1997, the Board adopted the 1997 Plan, subject to approval by the shareholders of the Company.

         The favorable vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required in order to adopt the 1997 Plan. The Board considers it in the best interests of the Company and the shareholders to approve the 1997 Plan and recommends that the shareholders vote in favor of the following resolution which will be presented to the meeting:

         "RESOLVED, that the Company's 1997 Employee Stock Option Plan, in the form presented to this meeting, be, and it hereby is, approved."

         The terms of the 1997 Plan are set forth in full in Exhibit A attached hereto.

         A total of 3,500,000 shares of Common Stock of the Company may be issued upon the exercise of options granted under the 1997 Plan. The maximum aggregate number of shares that may be granted under the 1997 Plan during its term to any participant therein shall be 500,000 shares (the "Individual Cap"). Any key employee or officer may be designated by the Board of Directors for participation. The timing, pricing and the number of shares covered by individual options will be determined by the Stock Option and Compensation Committee of the Board or such other Committee or a subcommittee of a committee as may be appointed by the Board to administer the Plan (herein called the "Committee") (all of the members of which Committee will be "outside directors" as that term is defined in Section 162(m) of the Internal Revenue Code (the "Code") as amended) . If any options expire or terminate without being exercised in full, including options voluntarily surrendered for cancellation, the shares subject thereto which have not been purchased in accordance with the terms of such options will be available for the grant of new options under the Plan. Unless otherwise determined by the Committee at the time of grant, options granted hereunder to employees subject to United States taxation will be deemed to be "incentive stock options" to the extent permitted under section 422 of the Code and the balance of such options will be deemed not to be incentive stock options.

         The option price must be at least the fair market value of the stock on the date of grant. No option may be for longer than ten years, and no option may be granted after May 8, 2007, although previously granted options may be remain exercisable beyond that date. Up to one-third of the shares covered by an option may be purchased at any time after 24 months from the date of grant; up to two-thirds at any time after 36 months from such date; and all the shares at any time after 48 months from such date. Upon exercise of any option the employee may pay for the stock covered by the option and/or may pay for any tax withholding resulting from such exercise with Common Stock of the Company, provided the employee has held such Common Stock for at least six months or such longer period as determined by the Committee. The Committee may also allow payment upon exercise of any option by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

         At the discretion of the Committee, options ("reload options") may be granted to replace shares delivered by a Plan participant in payment of the option price of such option and/or in payment of any tax withholding resulting from such exercise. A reload option must have an option price of not less than 100% of the per share market value on the date of grant of such reload option, and will be subject to all other terms and conditions of the original grant, including the expiration date, to the availability of the shares under the Plan and to the Individual Cap of such participant.

         Each option may be exercised only so long as the employee remains in the employ of the Company, but if he or she voluntarily resigns with the consent of the Board of Directors, or if he or she becomes totally disabled, or if he or she retires at or after the age of 65, or if he or she dies while employed by the Company, he or she, or in the case of death, his or her legal representative, distributees or legatees, may exercise the option within three months thereafter (but not more than 120 months after the date of the option agreement) with respect to any shares the employee was entitled to purchase under the option at the date of such resignation, disability, retirement or death, except that, in the case of the employee's death before the option first becomes exercisable, his or her legal representatives, distributees or legatees may exercise the option for a pro rata portion of the total number of shares subject thereto. No option may be assigned or transferred in any way by the employee except at death, by will or pursuant to the applicable laws of descent or distribution, and in the event of death the option will be exercisable as stated above. If an employee attempts to make any prohibited assignment or transfer, the unexercised portion of the option will be null and void.

         The 1997 Plan provides that each option agreement is to contain an anti-dilution provision for adjustment of the number of shares and the price per share to take account of any stock splits, stock dividends or similar transactions.

         The Board may discontinue or amend the 1997 Plan in any respect, except with respect to shares subject to outstanding options, provided that it may not, without shareholder approval, change the number of shares available for options, change the employees eligible to receive options or reduce the option price below that presently provided, or make any change requiring shareholder approval under Section 162(m) of the Code.

         The Company has been advised by its counsel that if shares of Common Stock of the Company are issued to an employee upon exercise of a non-qualified stock option, (i) no income will be realized at the time of grant of such option; (ii) upon exercise of the option, he or she will realize as income, taxable at ordinary income rates in the year of exercise, an amount equal to the excess of the market price on the date of exercise over the option price of such shares, and the amount of such excess will be deductible as compensation for federal income tax purposes by the Company in the year of exercise; (iii) the income realized upon exercise of a non-qualified option will not be subject to the alternative minimum tax; (iv) any gain or loss upon a subsequent disposition of the option shares will be treated under the provisions of the Code applicable to capital gains and losses and (v) the employee may add the amount of income described in the preceding clause (ii) to his or her tax basis in such shares for purpose of computing any subsequent capital gain or loss.

         If shares of the Common Stock of the Company are issued to an employee upon exercise of an incentive stock option, and if no disposition of such shares is made within two years from the date the option was granted or within one year of the transfer to him or her of such shares, then, subject to the modification described in the next paragraph: (i) no income will be realized by such holder at the time of the grant of such option or at the time of the transfer of the shares to him or her; (ii) the amount, if any, by which the fair market value of the shares at the time of exercise of the option exceeds the option price will be subject to the alternative minimum tax; (iii) when he or she sells such shares, any amount realized in excess of the option price will be taxed to him or her as a long-term capital gain and any loss sustained will be a long-term capital loss; and (iv) no deduction will be allowable to the Company for federal income tax purposes in connection with the grant or exercise of the option.

         If shares of the Common Stock of the Company issued to an employee upon exercise of an incentive stock option are disposed of within a single taxable year and within two years from the date the option was granted or one year from the transfer to him of such shares: (i) the amount, if any, by which the fair market value of the shares at the time of exercise of the option exceeded the option price will be taxable to the employee as compensation income in the year of disposition but, in the case of disposition by sale, ordinarily only to the extent of the employee's gain, and the balance, if any, of the gain will be taxable as capital gain; (ii) the Company will be entitled to a deduction in the amount taxable to the employee as compensation; and (iii) such amount will not be subject to the alternative minimum tax.

         The foregoing summary does not discuss the effect of state and local taxes.

         The shares reserved for issuance under the 1997 Plan are approximately 3.2% of the number of shares outstanding on February 11, 1997. The proceeds received by the Company upon the exercise of options will be added to the general funds of the Company and will be used for such corporate purposes as the Board determines.

         It is not possible at this time to state the number or names of individuals who may receive options under the 1997 Plan, since the Committee has not as yet made any such determination. There are at present approximately 400 employees of the Company who are eligible to receive options under the 1992 Plan. The closing price of the Common Stock of the Company on the New York Stock Exchange on March 11, 1997 was $46.875 per share.

                                 OTHER MATTERS

         As of the date of this Proxy Statement the Board of Directors is not aware that any matters other than those specified above are to be presented for action at the meeting. If any other matters should come before the meeting, proxies in the enclosed form will be voted on such matters in accordance with the judgment of the person or persons voting the proxies, unless otherwise specified. Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. All executed proxies will be voted in accordance with the instructions contained therein. In accordance with the Board of Directors' recommendations, executed proxies returned by shareholders will be voted, if no contrary instruction is indicated, FOR the election of the 12 nominees described herein and FOR the proposal. With respect to the required vote on any particular matter, abstentions and votes withheld by nominee recordholders will not be treated as votes cast or as shares present or represented.

         THE COMPANY WILL ON A REQUEST IN WRITING PROVIDE WITHOUT CHARGE TO EACH PERSON FROM WHOM PROXIES ARE BEING SOLICITED FOR THE COMPANY'S ANNUAL MEETING A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE EXCHANGE ACT. A REQUEST FOR THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE MADE TO STEPHEN A. BLOCK, SECRETARY, INTERNATIONAL FLAVORS & FRAGRANCES INC., 521 WEST 57TH STREET, NEW YORK, N.Y. 10019.

         THE BOARD OF DIRECTORS INVITES YOU TO ATTEND THE MEETING IN PERSON. IF YOU ARE UNABLE TO DO SO, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                       By Order of the Board of Directors,

                                                  Stephen A. Block
                                                  Secretary

March 27, 1997

                                                                       EXHIBIT A

                    INTERNATIONAL FLAVORS & FRAGRANCES INC.

                        1997 EMPLOYEE STOCK OPTION PLAN

         INTERNATIONAL FLAVORS & FRAGRANCES INC., a New York corporation (herein together with its subsidiaries and subsidiaries which become such after the adoption of the Plan called "IFF"), hereby establishes the 1997 Employee Stock Option Plan (herein called the "Plan") on the following terms and conditions:

         1. Purpose: To promote the best interests of IFF and its shareholders by providing methods by which officers and key employees of IFF may acquire a proprietary interest in IFF, thus identifying their interests with those of the shareholders and encouraging them to make greater efforts on behalf of IFF.

         2. Method of Adoption: By the favorable vote of at least two-thirds of the Board of Directors of IFF (herein called the "Board") subject to the approval of the holders of a majority of IFF shares.

         3. Term: Options may be granted at any time and from time to time, from the date of adoption of the Plan by the Board, subject to the approval of the Plan by the shareholders of IFF within 12 months after the Plan is adopted, to May 8, 2007, but no stock option shall extend for a term of more than ten years from the date of its grant.

         4. Number of Shares: The Plan shall cover an aggregate of three million five hundred thousand (3,500,000) shares of Common Stock of IFF of the par value of $.12-1/2 each. The maximum aggregate number of shares that may be granted under this Plan during its term to any "Participant", as defined in Section 6 hereof, shall be five hundred thousand (500,000) shares (the "Individual Cap"). Either authorized and unissued shares or treasury shares maybe used.

         If any options expire or terminate without being exercised in full, including options voluntarily surrendered for cancellation, the shares subject thereto which have not been purchased in accordance with the terms of such options shall be available for the grant of new options under the Plan.

         5. Purchase Price: The purchase price per share for any stock optioned at any time under this Plan shall be such price as shall be fixed by the Stock Option and Compensation Committee of the Board or such other Committee or a subcommittee of a committee as may be appointed by the Board to administer the Plan (herein called the "Committee"), but not less than the fair market value thereof at the time of granting the option. Upon exercise of any stock option the Participant may pay for the stock covered by the stock option and/or may pay for any tax withholding resulting from such exercise by delivery of Common Stock of IFF, providing the Participant has held such Common Stock for at least six months, or such longer period as determined by the Committee. The Committee may also allow payment upon exercise of any option by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

         6. Eligibility: Any officer or key employee of IFF designated by the Committee (any such officer or key employee is referred to in this Plan as a "Participant").

         7. Employment at the Time of Each Purchase: Any stock option may be exercised by any Participant only so long as he or she remains in the employ of IFF; provided that if a Participant voluntarily resigns with the consent of the Board, if he becomes totally disabled or if he or she retires, he or she may exercise within 3 months thereafter (but not later than the expiration date of the option) the option as to the balance, if any, of the shares which the Participant was entitled to purchase pursuant to Section 9 hereof at the date of such resignation, disability or retirement. Authorized leaves of absence for military or governmental service or other purposes approved by the Committee will be deemed a continuation of employment for purposes of the Plan, and modifications or extensions of the periods of the option agreement or otherwise may be made by the Committee. If a Participant dies while employed by IFF, his or her legal representatives, distributees or legatees as the case may be, may exercise within 3 months thereafter (but not later than the expiration date of the option) the option as to the balance, if any, of the shares which the Participant was entitled to purchase pursuant to Section 9 hereof at the date of his or her death or, in case such death occurs less than 48 months from the date of the grant of the option, that proportion of the shares covered by the option which the number of days in the period from the date of grant to the date of the Participant's death bears to the number 1460, less any shares previously purchased under the option.

         8. Individual Options: Notwithstanding any other provision hereof, the selection of Participants and decisions concerning the timing, pricing, and the number of shares covered by individual stock options shall be made solely by the Committee. Unless otherwise determined by the Committee at the time of grant, options granted hereunder to Participants subject to United States taxation shall be deemed to be "incentive stock options" to the extent permitted under
Section 422 of the Internal Revenue Code, as amended (the "Code"), and the balance of such options shall be deemed not to be incentive stock options.

         The Committee may authorize the grant of an additional automatic option ("reload option") effective on the date of exercise by a Participant of an already outstanding option under this Plan, on such terms and conditions as the Committee shall determine. Unless otherwise provided by the Committee, the number of shares subject to a reload option granted to a Participant with respect to the exercise of an option shall not exceed the number of shares delivered by the Participant in payment of the option price of such option, and/or in payment of any tax withholding resulting from such exercise. A reload option shall have an option price of not less than 100% of the per share fair market value on the date of grant of such reload option, and shall be subject to all other terms and conditions of the original grant, including the expiration date, and to such additional terms and conditions as the Committee in its sole discretion shall determine. Notwithstanding the foregoing, any rights a Participant may have to a reload option under a stock option agreement or otherwise shall be subject to (a) the availability of shares under the Plan, and
(b) the Individual Cap of such Participant.

         9. Exercise of Options: The stock options may be exercised as follows: up to one-third of the shares covered at any time after 24 months from the date of grant; up to two-thirds of such shares at any time after 36 months from such date; and all the shares at any time after 48 months from such date. Stock certificates will be issued as the stock options are exercised and the shares are paid for.

         10. Rights of Participants Before Issuance of Stock Certificates: No Participant shall have any rights as a shareholder with respect to any shares covered by his or her stock option until the date of the issuance of the stock certificate to him or her for such shares following his or her exercise of the options. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         11. Anti-Dilution Provisions: Each option agreement shall contain such provisions as the Committee shall deem to be appropriate, including provisions for appropriate adjustment of the option price and the number of shares covered, or both, to protect the Participant in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation (except as otherwise stated below) or in the event of any other change in the corporate capital structure of IFF. In the event of any such adjustment, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which options may be granted to any Participant may also be appropriately adjusted.

         12. Nonassignability: No option shall be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All options granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

         13. Administration: The Plan shall be administered by vote of a majority of the Committee, all of the members of which shall be "outside directors" as that term is defined in Section 162(m) of the Code, but no Board member who is to be considered as a Participant in the Plan shall take part in the deliberations or vote with respect to his own participation.

         14. Merger or Consolidation: In the event of the merger or consolidation of IFF with or into another corporation as a result of which IFF is not the surviving corporation, then on written notice to the Participant given by the surviving corporation, an option under the Plan may be exercised, as to the entire number of shares subject thereto, on and after the effective date of such merger or consolidation and the option shall cease and terminate as to any shares as to which it has not been exercised on a date 180 days after the effective date of such merger or consolidation or on the expiration date of such option, whichever is earlier.

         15. Agreements: Options issued under the Plan shall be evidenced by agreements in such form as the Committee may approve. The terms of such agreements shall comply with the applicable terms of the Plan outlined herein.

         16. Interpretation: In the event of any difference of opinion between a Participant and IFF concerning the meaning or effect of the Plan, such difference shall be resolved by the Committee.

         17. Compliance with Applicable Laws: No shares shall be offered under the Plan and no stock certificate shall be delivered upon exercise of options until such offering has been registered under the Securities Act of 1933, as amended, and any other applicable governmental laws and regulations, unless in the opinion of counsel such offering is exempt from registration under such Act, and until IFF shall have complied with any applicable provisions of the Securities Exchange Act of 1934, as amended.

         18. Amendment and Termination of the Plan: The Board may from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or amend it in any respect, provided that the Board may not, without the approval of the holders of a majority of outstanding shares of IFF (except as provided in paragraph 11 above), increase the aggregate number of shares available for options, change the employees or class of employees eligible to become Participants, reduce the option price below that provided for hereunder, or make any change requiring shareholder approval under Section 162(m) of the Code.

IFF                                                                       PROXY

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS
            FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 8, 1997

     The undersigned shareholder of INTERNATIONAL FLAVORS & FRAGRANCES INC. (hereinafter called the Company) hereby appoints Messrs. EUGENE P. GRISANTI, GEORGE ROWE, JR. and STEPHEN A. BLOCK, the attorneys and proxies, and each of them the attorney and proxy, of the undersigned, with full power of substitution, to act by a majority present, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders to be held at the headquarters of the Company, 521 West 57th Street, New York, New York, on Thursday, May 8, 1997 at 10 A.M., and any adjournment or adjournments thereof, and thereat to vote the number of votes or shares of stock the undersigned would be entitled to vote if then and there personally present.

IFF
P.O. BOX 11117
NEW YORK, N.Y. 10203-0117

              PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW
                      YOUR SHARES OF STOCK ARE TO BE VOTED.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED.

                                  (Continued and to be signed on the other side)





1. Election of all Directors M. H. Adame, R. C. Duke, R. M. Furlaud, E. P. Grisanti, T. H. Hoppel, B. D. Chadbourne, H. G. Reid, G. Rowe, Jr.,
   S. M. Rumbough, Jr., H. P. van Ameringen, H. C. van Baaren,
   W. D. Van Dyke, III

         For [X]      Withheld  [X]    Exceptions* [X]

*Exceptions.....................................................................

 ................................................................................

To vote your shares for all Director nominees, mark the "For" box on Item 1. To withhold voting for all nominees, mark the "Withhold" box. If you do not wish your shares voted "For" a particular nominee, mark the "Exceptions" box and enter the name(s) of the exception(s) in the space provided.

2. Proposal to approve the 1997 Stock Option Plan.

         For  [X]    Against  [X]    Abstain [X]

 Change of address and/or Comments [X]_____________________________________

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                       (This Proxy will be voted FOR each of the above nominees as a director, FOR Proposal 2, and in the discretion of the proxy committee on any other matter properly before the meeting, unless otherwise specified)

                                       Please sign exactly as name or names
                                       appear on this proxy. If stock is held
                                       jointly, each holder should sign. If
                                       signing as attorney, trustee, executor,
                                       administrator, custodian, guardian, or
                                       corporate officer, please give full
                                       title.


                                       DATED __________________________, 1997

                                       SIGNED __________________________________

                                       _________________________________________

Sign, Date and Return the Proxy Card          Votes MUST be indicated in Black
Promptly Using the Enclosed Envelope.         or Blue ink. [X]